                                    SUBLEASE

         This Sublease (this "Sublease") is made and entered into as of January
14, 2004 (the "Effective Date"), by and between WESTERN STATES GEOTHERMAL
COMPANY, a Delaware corporation ("Sublessor") and BRADY POWER PARTNERS, a Nevada general partnership ("Sublessee" and, together with Sublessor, the "Parties,"
with Sublessee and Sublessor each being referred to herein as a "Party"), in light of the following facts and circumstances:

         A. This Sublease covers and relates to that certain real property located in Churchill County, Nevada, described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises"), and a right of access to the Premises over a portion of the Property (as defined below).

         B. The Premises comprise a portion of a larger property (the
"Property") originally leased by Southern Pacific Land Company to Phillips
Petroleum Company pursuant to that certain Lease dated August 1, 1976, for which a Memorandum of Geothermal Lease was recorded on September 27, 1976, in Book
102, Page 467, as Document No. 148247 in the Official Records of Churchill
County, Nevada (the "Official Records"), as amended, partially quitclaimed, partially surrendered and partially terminated (the "Master Lease"). A copy of the Master Lease is attached hereto and incorporated herein by this reference as
Exhibit B. The Property is currently owned by David P. Frase, as to an undivided
55% interest, James W. Roberts, Trustee of the James W. Roberts Revocable Trust
Dated August 24, 1996, as to an undivided 20% interest, and Timothy Frase and
Stacey Frase, as to an undivided 25% interest (collectively, "Owner").

         C. Sublessee owns and operates a geothermal electrical generating facility located on the Premises, together with the facilities, improvements, buildings, machinery, equipment and other appurtenances related thereto located on the Premises, as more particularly described on Exhibit C attached hereto and incorporated herein by this reference (collectively, and together with any additional or replacement facilities as described in Section 10.7 hereof, the
"Facility").

         D. The Parties previously entered into that certain Facility Operating
Lease dated as of February 1, 1998 (the "Original Operating Lease"), a
Memorandum of which was recorded in the Official Records on April 13, 1998, as
Instrument No. 312852. The Parties also entered into a second (unrecorded)
Facility Operating Lease dated as of July 1, 2001 (together with the Original
Operating Lease, the "Previous Leases") to replace the Original Operating Lease.

         E. The Parties wish to terminate the Previous Leases and enter into this Sublease, which shall supersede the Previous Leases and any other leases or subleases between the Parties entered into prior to the Effective Date with respect to the Premises or any part thereof.

         F. This Sublease is being made so that Sublessee may design, construct, own, operate, maintain, repair, replace and remove the Facility on the Premises, and may have access to the Facility, during the term of this Sublease.

         NOW, THEREFORE, in consideration of agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

         1. SUBLEASE. Sublessor hereby subleases to Sublessee the Premises. In addition, Sublessor hereby grants and subleases to Sublessee a non-exclusive right of access to the Facility on, over and along that certain road (as now existing or as in the future relocated, the "Road") that connects the Facility to the boundary of Section 28 in Township 22 North, Range 27 East, M.D.B.&M.
(the "Right of Access"), and to US Highway 40.

         2. SCOPE AND PURPOSE OF THIS SUBLEASE. This Sublease is for the purpose of permitting Sublessee (i) to design, construct, own, operate, maintain, repair, replace and remove the Facility, (ii) to undertake on the Premises any and all activities necessary to generate from the Facility electrical energy and transmit such energy from the Facility along, across, through, over or under the
Premises, (iii) to use the Right of Access for access, ingress and egress to and from the Facility and (iv) to exercise all other rights with respect to the
Premises and the Right of Access that Sublessor has under and pursuant to the
Master Lease, as and to the extent reasonably required or desirable in connection with the Facility.

         3. TERM. This Sublease shall have a term ("Term") commencing on the
Effective Date and, unless otherwise terminated pursuant to the terms of this
Sublease, continuing for a period of twenty (20) years thereafter. In no event, however, shall the Term of this Sublease extend beyond the term of the Master
Lease.

         4. TERMINATION OF PREVIOUS LEASES. The Parties hereby terminate the
Previous Leases and agree that the Previous Leases shall be of no further force or effect.

         5. PAYMENTS BY SUBLESSEE. As full and complete payment for the use of the Premises and the Right of Access pursuant to the terms of this Sublease:

            5.1 RENT. Commencing upon execution of this Sublease, and thereafter on each anniversary of the Effective Date during the Term, Sublessee shall pay to Sublessor the sum of One Hundred Dollars ($100.00), which shall be referred to herein as the "Rent."

            5.2 PAYMENT OF PROPERTY TAXES. Sublessor shall be responsible for and shall pay when due any property taxes and assessments levied against the
Property or any improvements thereon (other than taxes for which the Owner is responsible under the Master Lease). Nothing herein shall preclude Sublessor from paying any tax under protest or from appealing or otherwise contesting any tax or assessment, provided the taxes are not permitted to be delinquent.

            5.3 SHARING OF ROAD COSTS. Sublessee shall reimburse Sublessor for its pro rata share of the costs of operation and maintenance of the Road, which share shall be determined in good faith by Ormat Nevada, Inc., the operator of the Facility.

         6. OWNERSHIP OF FACILITY. Sublessor shall have no ownership or other interest in the Facility or any portion thereof installed on the Premises, and
Sublessee may remove any or all of the Facility at any time provided that, in so doing, Sublessee shall comply with the requirements of the Master Lease for the restoration of any disturbed land.

         7. RESERVATION OF RIGHTS BY SUBLESSOR.

            7.1 RIGHTS WITH RESPECT TO THE PREMISES AND THE ROAD. Sublessor
hereby reserves the right to undertake any activities (whether on or in connection with the Premises or the Road) permitted by the Master Lease that are not inconsistent with the rights of Sublessee hereunder, including, without limitation, the right to grant or otherwise enter into other subleases, access rights and similar agreements with other persons, entities and agencies (each, a
"Person"), as well as the right to use and to cross the Premises and the Right of Access, and to grant or assign such use and crossing rights (or undivided or subordinate interests therein) to others; provided, however, that (i) in utilizing such reserved rights, Sublessor and its grantees, assignees and sublessees shall not unreasonably interfere with Sublessee's use of the Premises or the Right of Access and (ii) Sublessee shall not be liable for any property or other taxes attributable to Sublessor's or such grantee's, assignee's or sublessee's utilization of such reserved rights.

            7.2 RIGHTS WITH RESPECT TO OTHER LANDS. Sublessor and its grantees, assignees and sublessees shall have the unrestricted right to use and conduct activities on any other lands adjacent to or in the vicinity of the Premises
(including, without limitation, other portions of the Property) for any purpose, including, without limitation, the right to develop, operate and maintain geothermal electrical generating and transmission facilities, in each case without notice to or the consent of Sublessee.

         8. MUTUAL INDEMNIFICATION.

            8.1 SUBLESSOR INDEMNIFICATION. Sublessor hereby agrees to indemnify, defend (by counsel satisfactory to Sublessee) and hold harmless Sublessee and
Sublessee's members, partners, shareholders, principals, directors, trustees, employees, agents, contractors, affiliates, representatives, invitees or licensees, or anyone claiming thereunder, and their successors and assigns
(each, a "Sublessee Related Person"), from and against all claims, demands, losses, liabilities, damages, injuries, expenses, costs (including, without limitation, court costs, attorneys' fees and consultants' fees), causes of action, counterclaims, suits, proceedings, investigations or other actions (of any kind or nature), at law, in equity or otherwise, whether known or unknown, foreseen or unforeseen (collectively, "Claims"), that arise out of or in connection with (i) the use, operation or occupancy of the Premises or the Right of Access by, or the actions or inactions (whether or not negligent) of,
Sublessor or anyone acting on behalf or with permission of Sublessor, except that Sublessor shall not be obligated to so indemnify Sublessee or any of the
Sublessee Related Persons to the extent of any Claim arising from or caused by the gross negligence or willful misconduct of Sublessee or any of the Sublessee
Related Persons acting within the scope of their authority on behalf of
Sublessee, (ii) any breach of any covenant, representation or warranty made by
Sublessor hereunder,

(iii) any property damage or physical injury to any Person caused by Sublessor's operations, (iv) any violation by Sublessor or anyone acting on behalf or with permission of Sublessor of any applicable statute, ordinance, regulation or permit, (v) any breach by Sublessor of any of the covenants regarding Hazardous
Materials or Environmental Laws (as those terms are defined below) set forth in this Sublease or in the Master Lease and (vi) to the extent caused or allowed by
Sublessor or anyone acting on behalf or with permission of Sublessor, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, onto or into the Property or any part thereof, any other land, the atmosphere, any watercourse, body of water or groundwater, of any Hazardous Materials. The indemnification set forth in this Section shall survive the expiration or termination of this Sublease.

            8.2 SUBLESSEE INDEMNIFICATION. Sublessee hereby agrees to indemnify, defend (by counsel satisfactory to Sublessor) and hold harmless Sublessor and
Owner and their respective members, partners, shareholders, principals, directors, trustees, employees, agents, contractors, affiliates, representatives, invitees or licensees, or anyone claiming thereunder, and their successors and assigns (each, a "Sublessor Related Person"), from and against all Claims that arise out of or in connection with (i) the use, operation or occupancy of the Premises, the Right of Access or the Facility by, or the
actions or inactions (whether or not negligent) of, Sublessee or anyone acting on behalf or with permission of Sublessee, except that Sublessee shall not be obligated to so indemnify Sublessor or any of the Sublessor Related Persons to
the extent of any Claim arising from or caused by the gross negligence or willful misconduct of Sublessor or any of the Sublessor Related Persons acting within the scope of their authority on behalf of Sublessor, (ii) any breach of any covenant, representation or warranty made by Sublessee hereunder, (iii) any property damage or physical injury to any Person caused by Sublessee's operations, (iv) any violation by Sublessee or anyone acting on behalf or with permission of Sublessee of any applicable statute, ordinance, regulation or permit, (v) the failure of Sublessee to surrender possession of the Premises upon the expiration or earlier termination of this Sublease, (vi) any breach by
Sublessee of any of the covenants regarding Hazardous Materials or Environmental
Laws (as those terms are defined below) set forth in this Sublease or in the
Master Lease and (vii) to the extent caused or allowed by Sublessee or anyone acting on behalf or with permission of Sublessee, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, onto or into the Property or any part thereof, any other land, the atmosphere, any watercourse, body of water or groundwater, of any Hazardous Materials. The indemnification set forth in this Section shall survive the expiration or termination of this Sublease.

            8.3 INDEMNIFICATION PROCEDURE. When required to indemnify a Party in accordance with Sections 8.1 or 8.2 hereof, the Party required hereunder to provide such indemnification shall assume on behalf of such indemnified Party and conduct with due diligence and in good faith the defense of any such claim against such Party, whether or not the indemnifying Party shall be joined therein, and the indemnified Party shall cooperate with the indemnifying Party in such defense. Subject to the immediately preceding sentence, the indemnifying
Party shall have charge and direction of the defense and settlement of such claim; provided, however, that (i) no settlement shall be made without the indemnified Party's prior written consent and (ii) without relieving the indemnifying Party of its obligations hereunder or

impairing the indemnifying Party's right to control the defense or settlement thereof, the indemnified Party may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Party unless (a) the employment of counsel by such indemnified Party has been authorized in writing by the indemnifying Party, (b) the indemnified Party shall have reasonably concluded
(based on an opinion of counsel to such indemnified Party) that there exists a material conflict of interest between the indemnifying Party and such indemnified Party in the conduct of the defense of such claim (in which case the indemnifying Party shall not have the right to control the defense or settlement of such claim, on behalf of such indemnified Party) or (c) the indemnifying
Party shall not have assumed, or shall not have employed counsel to assume, the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases, the reasonable fees and expenses of counsel shall be at the expense of the indemnifying Party.

         9. MATTERS RELATING TO THE MASTER LEASE.

            9.1 MUTUAL COVENANT NOT TO PERMIT A DEFAULT. Each Party shall promptly and timely perform and observe all covenants, terms and conditions for which such Party may be responsible under this Sublease. Sublessor shall promptly and timely perform and observe all covenants, terms and conditions for which Sublessor may be responsible under the Master Lease. Neither Sublessee, on the one hand, nor Sublessor, on the other, shall permit a default in such performance and observance. Without limiting the generality of the foregoing,
Sublessor shall be responsible for, and shall pay, all payments due to Owner under and pursuant to the Master Lease, except for any payments (including, without limitation, indemnity obligations) arising out of Sublessee's use of or acts or omissions on or with respect to the Premises or the Right of Access, which payments shall be Sublessee's obligation.

            9.2 MUTUAL RIGHT TO CURE PAYMENT DEFAULTS. Each Party shall promptly notify the other Party in writing of any claim by the Owner of any breach or default under the Master Lease or this Sublease. Each Party hereby grants to the other Party the right (but neither shall have the obligation) to cure the granting Party's default in the performance of any of its obligations, covenants, conditions or agreements contained in the Master Lease, in the case of Sublessor, or in this Sublease, in the case of Sublessee, if the granting
Party does not promptly cure such default after written notice thereof.
Sublessee shall also have the right, in the event of an uncured default by
Sublessor under the Master Lease, to obtain a direct lease from the Owner (with respect solely to the Premises and the Right of Access) in lieu of this
Sublease. Each Party, to the extent it is in default, shall, upon demand, reimburse the other Party for all costs, including reasonable attorneys' fees and expenses, incurred in curing such default. Any exercise or non-exercise of a
Party's rights to cure a default shall not constitute a waiver of any other rights or remedies it may have under this Sublease or under applicable law.

            9.3 TERMINATION OR AMENDMENT OF MASTER LEASE. Sublessor shall not terminate the Master Lease, nor amend the Master Lease in any way that could reasonably be expected to have a material adverse effect on Sublessee's operation of the Facility or use of the Road, without the prior written consent of Sublessee, which consent shall not be unreasonably withheld, conditioned or delayed.

            9.4 SUBLESSEE'S OBLIGATIONS WITH RESPECT TO THE MASTER LEASE.
Sublessee takes and accepts this Sublease, the Premises, the Right of Access and the Road subject to all of the terms and conditions of the Master Lease, and
Sublessee shall observe and abide by all of the terms and conditions of the
Master Lease as the same may reasonably be expected to apply to or affect the operation of the Facility or use of the Road. Notwithstanding anything that may be construed to the contrary in this Sublease, this Sublease does not and shall not grant to Sublessee any rights, interests or benefits greater than those provided to or permitted Sublessor under the Master Lease; and this Sublease, the Premises, the Right of Access and any other rights, benefits and interests granted or provided to Sublessee hereunder are and shall in all respects be limited by and taken subject to the terms, conditions and provisions of the
Master Lease. Without limiting the generality of the foregoing, and notwithstanding anything that may be construed to the contrary in this Sublease:

                  9.4.1 Sublessee shall not take (or permit anyone acting on behalf or with permission of Sublessee to take) or fail to take (or permit anyone acting on behalf or with permission of Sublessee to fail to take) any action, where such action or failure would constitute a default under, or would be inconsistent with the terms and provisions of, the Master Lease; and
Sublessee shall at all times comply with such terms and provisions.

                  9.4.2 In the event that any of the terms, conditions or
obligations set forth in this Sublease are inconsistent with or contradict any of the terms, conditions or obligations set forth in the Master Lease, then this
Sublease shall control over the Master Lease to the extent that this Sublease conveys fewer rights or benefits, or imposes greater limitations, requirements or obligations on a Party; otherwise the terms, conditions and obligations set forth in the Master Lease shall control.

                  9.4.3 Sublessee hereby assumes and agrees to perform all
obligations of Sublessor under the Master Lease that are applicable to, or that would bind Sublessor in connection with, this Sublease, the Premises or the operations or activities of Sublessee under this Sublease or in connection with the Facility.

         10. OTHER COVENANTS OF SUBLESSEE.

            10.1 MITIGATION AND MONITORING. To the extent that there are mitigation and monitoring requirements applicable to Sublessee's activities on the Premises imposed by any governmental agency, Sublessee shall be responsible for and shall cause said mitigation and monitoring requirements to be fulfilled in accordance with the requirements of such agency.

            10.2 INSURANCE. At all times during the Term hereof, Sublessee shall, at its expense, maintain a broad form comprehensive coverage policy of public liability insurance insuring itself, and insuring Sublessor and Owner as additional insureds, against loss or liability caused by its activities on or use of the Premises or Right of Access, in an amount not less than One Million
Dollars ($1,000,000) of combined single limit liability coverage per occurrence, accident or incident, which has a commercially reasonable deductible.
Certificates of such insurance shall be provided to Sublessor and Owner upon written request.

            10.3 REQUIREMENTS OF GOVERNMENTAL AGENCIES. Sublessee shall comply in all material respects with all laws, ordinances, statutes, orders and regulations of any governmental agency applicable to the Facility, the Road or the activities of Sublessee or anyone acting on behalf or with permission of
Sublessee on or with respect to the Premises or the Road. Except to the extent that the same could impose obligations or liability on Sublessor or Owner,
Sublessee shall have the right, in its sole discretion, to contest by appropriate legal proceedings, brought in the name of Sublessee or in the names of Sublessee and Sublessor where appropriate or required, the validity or applicability to the Premises, the Facility or the Road of any law, ordinance, statute, order, regulation, property assessment or the like now or hereafter made or issued by any federal, state, county, local or other governmental agency or entity. Sublessor shall cooperate in every reasonable way in such contest, at no out-of-pocket expense to Sublessor. Any such permitted contest or proceeding, including any maintained in the name of Sublessor, shall be controlled and directed by Sublessee, but Sublessee shall protect Sublessor and Owner from
Sublessee's failure to observe or comply during the contest with the contested law, ordinance, statute, order, regulation or property assessment.

            10.4 PAYMENT OF COSTS. Sublessee shall pay when due all costs and expenses associated with or arising out of the design, construction, ownership, operation, maintenance, repair, replacement and removal of the Facility.

            10.5 CONSTRUCTION LIENS. Sublessee shall keep the Premises and the
Road free and clear of all liens and claims of liens for labor or services performed on, and materials, supplies or equipment furnished to, the Premises or the Road, in connection with Sublessee's use thereof pursuant to this Sublease;
provided, however, that if Sublessee wishes to contest any such lien for which it is responsible hereunder, Sublessee shall, within sixty (60) days after it receives notice of the filing of such lien, remove such lien from the Premises and the Road, pursuant to applicable law.

            10.6 HAZARDOUS MATERIALS. Sublessee shall not violate, and shall indemnify Owner and Sublessor against any violation by Sublessee or Sublessee's agents or contractors of, any federal, state or local law, ordinance or regulation ("Environmental Laws") relating to the generation, manufacture, production, use, storage, release or threatened release, discharge, disposal, transportation or presence of any substance, material or waste ("Hazardous
Materials") on or under the Premises or the Road, which is now or hereafter classified as hazardous or toxic, or which is regulated under current or future federal, state or local laws or regulations.

            10.7 REPOWERING. After obtaining Sublessor's written approval of the design thereof and specifications therefor, which shall not be unreasonably withheld, conditioned or delayed, Sublessee shall have the right to repower the
Facility, install replacement turbines and other equipment and machinery on the
Premises, or demolish the Facility and replace it with a new facility on the
Premises, so as to enable Sublessee to continue to generate electricity from the
Premises. So long as Sublessor's approval thereof has been obtained as above provided, Sublessor agrees to cooperate with Sublessee in order to obtain the required permits and approvals for the same.

            10.8 MATTERS OF RECORD. Sublessee acknowledges that this Sublease is subject to all matters of record.

         11. TERMINATION OF THIS SUBLEASE.

            11.1 EXPIRATION OF TERM. This Sublease shall terminate upon the first to occur of the following events:

                  11.1.1 Upon the expiration of the Term, as set forth in
Section 3 hereof; and

                  11.1.2 Subject to Section 14 hereof, upon written notice from
Sublessor, in the event of an uncured Event of Default hereunder.

            11.2 EFFECT OF TERMINATION. Upon termination of this Sublease,
Sublessee shall (a) upon written request by Sublessor or Owner, execute and record a quitclaim deed to Sublessor of all of Sublessee's right, title and interest in and to the Premises and the Road, and (b) as soon as practicable thereafter, remove all facilities, improvements and personal property
(including, without limitation, the Facility) from the Premises and restore the
Premises to a good and clean condition. Sublessee shall also comply with any land or soil restoration requirements of any governmental authority having jurisdiction over the Premises. If Sublessee shall fail to remove its facilities, improvements and personal property (including, without limitation, the Facility) within the time period permitted by the Master Lease, and to fulfill any and all land and soil restoration obligations, Sublessor or Owner may do so, in which case Sublessee shall reimburse Sublessor or Owner, as the case may be, for the reasonable costs of removal and restoration.

            11.3 POSSESSION AND QUIET ENJOYMENT. So long as no default by
Sublessee hereunder shall have occurred and be continuing, neither Sublessor nor any of its affiliates, permitted successors or assigns shall disturb Sublessee's peaceful and quiet use and possession of the Premises or use of the Road.

         12. ASSIGNMENT. Sublessee shall not assign or otherwise transfer any of its rights or obligations under this Sublease except as follows:

            12.1 To the holder of any debt of Sublessee (or to the trustee or collateral agent of such holder), pursuant to the terms of a mortgage, trust, security agreement, indenture or other instrument of indebtedness to which
Sublessee and such holder of debt (or such trustee) are parties, as security for bonds or other indebtedness of Sublessee, past or future;

            12.2 To a successor which acquires substantially all of the assets of Sublessee; provided, that such successor assumes or is otherwise bound to perform, all of Sublessee's obligations under this Sublease, as if such successor were an original party to this Sublease;

            12.3 To any Person with whom Sublessee merges or combines; or

            12.4 To any other Person with the prior written consent of Sublessor
(which consent shall not be unreasonably withheld, conditioned or delayed);
provided, that such Person assumes or is otherwise bound to perform, all of
Sublessee's obligations under this Sublease, as if such Person were an original party to this Sublease; and provided, further, that such Person shall be financially responsible.

            Subject to the foregoing provisions, and to the requirement that any assignee or transferee of Sublessee shall provide written notice to Sublessor and the Owner of any such assignment or transfer, this Sublease shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Upon request, each Party agrees to provide a written consent to assignment containing customary lender protective and estoppel provisions to any lenders to the other Party.

         13. DEFAULT AND REMEDIES.

            13.1 EVENTS OF DEFAULT. Any one of the following shall be deemed to be an event of default by Sublessee hereunder (an "Event of Default"):

                  13.1.1 Failure on the part of Sublessee to make any payment of
Rent or any other monetary amount due under this Sublease within ten (10) days after Sublessee's receipt of a written notice of default from Sublessor (a
"Notice of Default") with regard to such nonpayment.

                  13.1.2 With respect to any non-monetary default under this
Sublease, failure of Sublessee to cure the same within thirty (30) days after
Sublessee's receipt of a Notice of Default from Sublessor with regard to such default; provided, however, that if Sublessee's default is of a nature such that it cannot reasonably be cured within such thirty (30) day period, then Sublessee shall not be deemed to be in default of this Sublease provided that Sublessee commences to cure such default within such thirty (30) day period and thereafter diligently and continuously prosecutes such cure to completion; and if Sublessee fails so to do, the same shall be deemed to be an Event of Default.

                  13.1.3 The commencement of any of the following proceedings, with such proceeding not being dismissed within sixty (60) days after it has begun: (i) this Sublease being taken on execution or by other process of law;
(ii) Sublessee being judicially declared bankrupt or insolvent according to law;
(iii) an assignment being made of the property of Sublessee for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed by a court of competent jurisdiction to take charge of all or any substantial part of Sublessee's property; or (v) a petition being filed for the reorganization of Sublessee under any provisions of 11 U.S.C. ss.ss. 101 et seq., as the same may be amended from time to time, or any other federal or state law now or hereafter enacted.

                  13.1.4 Sublessee filing a petition for reorganization or for rearrangement under, or otherwise availing itself of any provision of, the
Bankruptcy Code or any federal or

state law now or hereafter enacted providing a plan or other means for a debtor to settle, satisfy or extend the time for the payment of debts.

            13.2 REMEDIES. Whenever any uncured Event of Default shall have occurred and be continuing, Sublessor may, at its option, take any one or more of the following actions, as Sublessor in its sole discretion shall elect, to the extent permitted by and subject to compliance with applicable law:

                  13.2.1 Terminate Sublessee's rights under this Sublease and take possession of the Premises by any lawful means. In such event Sublessor shall be entitled to recover from Sublessee (a) the unpaid Rent which had been earned at the time of termination, (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided, (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Sublease after the time of the award exceeds the amount of such rental loss that the
Sublessee proves could be reasonably avoided, (d) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom, including without limitation the cost of evicting Sublessee from the Premises, expenses of reletting (including, without limitation, necessary renovation and alteration)
and reasonable attorneys' fees and (e) any other amounts permitted by applicable law. The worth at the time of the award of the amount referred to in provision
(d) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). Efforts by Sublessor to mitigate damages caused by Sublessee's default shall not constitute a waiver of
Sublessor's right to recover damages hereunder. If termination of this Agreement is obtained by unlawful detainer, Sublessor shall have the right to recover in such proceeding any unpaid Rent and any damages as are recoverable therein, or
Sublessor may reserve the right to recover all or any part thereof in a separate suit.

                  13.2.2 Collect, by suit or otherwise, each installment of Rent or other sums that become due hereunder, or enforce, by suit or otherwise, performance or observance of any agreement, covenant or condition hereof on the part of Sublessee to be performed or observed. Sublessor's acts of maintenance, efforts to relet or appointment of a receiver to protect Sublessor's interests shall not be deemed to constitute a termination of Sublessee's right to possession.

                  13.2.3 Cause a receiver to be appointed to take possession of
Sublessee's Facility and/or the Premises, or to collect the Rent or any other profits therefrom; provided, however, that the appointment of such receiver shall not constitute an election on the part of Sublessor to terminate this
Sublease, unless notice of termination is given to Sublessee.

                  13.2.4 Exercise any other right or remedy that may now or
hereafter be available to Sublessor under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof; provided, however, that any

                                       10

termination of this Sublease shall not relieve Sublessee from liability under any indemnity provision of this Sublease as to matters occurring or accruing during the term hereof or by reason of Sublessee's occupancy or use of the
Premises or the Road.

            13.3 SUBLESSOR'S RIGHT TO PERFORM. If an Event of Default shall have occurred and be continuing, then, in addition to any rights or remedies of
Sublessor under Section 13.2 hereof, within five (5) days after notice (or in case of an emergency, without notice) to Sublessee, Sublessor may, at its option and without any obligation to do so, make any payment to be made by Sublessee pursuant to the terms hereof or perform any obligation to be performed by
Sublessee pursuant to the terms hereof. The costs and expenses of any such payment or performance by Sublessor (including reasonable attorneys' and other professionals' fees and expenses) shall be deemed to be Rent hereunder and shall be due and payable by Sublessee upon demand, along with interest thereon as provided in Section 13.4 hereof.

            13.4 INTEREST. In addition to any rights or remedies of Sublessor under Sections 13.2 and 13.3 hereof, (i) any Rent not received by Sublessee within fifteen (15) days following the date on which it was due shall bear interest from the sixteenth (16th) day after it was due until paid and (ii) any amounts expended under Section 13.3 hereof shall bear interest from the date expended until paid. In each such case, the interest charged shall be equal to the lesser of (a) the prime rate then from time to time charged by Bank of
America NT & SA plus four percent (4%) or (b) the highest rate of interest permitted to be charged under applicable law.

            13.5 SPECIFIC PERFORMANCE. The Parties hereby acknowledge that money damages would not be a sufficient remedy for a breach of this Sublease, and that irreparable harm would result if this Sublease were not specifically enforced.
Therefore, in addition to any rights or remedies of Sublessor under Sections
13.2, 13.3 and 13.4 hereof, at Sublessor's option, Sublessee's obligations hereunder shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith to the extent permitted by applicable law.

            13.6 CUMULATIVE REMEDIES. No remedy referred to in this Section 13 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at law or in equity; and the exercise or beginning of exercise by Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by
Sublessor of any or all of such remedies. To the extent permitted by applicable
Law, Sublessee hereby waives any rights now or hereafter conferred by statute or any other law that may limit or modify any of Sublessor's rights or remedies under this Section 13.

         14. MORTGAGEE PROTECTION. For purposes of this Sublease, any mortgage, deed of trust or other security interest in Sublessee's interest under this
Sublease shall be referred to as a "Leasehold Mortgage." Any Person who is the beneficiary of a Leasehold Mortgage (a "Leasehold Mortgagee") shall, for so long as its Leasehold Mortgage is in existence and until the lien thereof has been extinguished, be entitled to the protections set forth in this Section 14.

                                       11

            14.1 LEASEHOLD MORTGAGEE'S RIGHT TO POSSESSION, RIGHT TO ACQUIRE AND
RIGHT TO ASSIGN. Leasehold Mortgagee shall have the absolute right: (i) to assign its security interest; (ii) to enforce its lien and acquire title to this
Sublease by any lawful means; (iii) to take possession of and operate the
Premises or any portion thereof and to perform all obligations to be performed by Sublessee hereunder, or to cause a receiver to be appointed to do so; and
(iv) to acquire this Sublease by foreclosure or by an assignment in lieu of foreclosure and thereafter to assign or transfer this Sublease to a third party.
Sublessor's consent shall not be required for the acquisition of this Sublease by a third party who acquires the same by foreclosure or assignment in lieu of foreclosure and agrees to assume Sublessee's obligations hereunder.

            14.2 NOTICE OF DEFAULT: OPPORTUNITY TO CURE. As a precondition to exercising any rights or remedies as a result of any alleged default by
Sublessee, Sublessor shall give written notice of the default to Leasehold
Mortgagee concurrently with delivery of its Notice of Default to Sublessee, specifying in detail the alleged default and the required remedy. In the event that Sublessor gives such a written notice of default, the following provisions shall apply:

                  14.2.1 A "monetary default" means failure to pay when due any
Rent, real property taxes, insurance premiums or other monetary obligation of
Sublessee under this Sublease; any other event of default is a "non-monetary default."

                  14.2.2 The Leasehold Mortgagee shall have the same period
after receipt of such notice of default to remedy the default, or cause the same to be remedied, as is given to Sublessee after Sublessee's receipt of its Notice of Default, plus, in each instance, the following additional time periods: (i)
thirty (30) days, for a total of forty-five (45) days after receipt of the notice of default in the event of any monetary default; and (ii) sixty (60)
days, for a total of ninety (90) days after receipt of the notice of default in the event of any non-monetary default, provided that such 90-day period shall be extended for the time reasonably required for the Leasehold Mortgagee to complete such cure, including the time required for the Leasehold Mortgagee to perfect its right to cure such non-monetary default by obtaining possession of the Premises (including possession by a receiver) or by instituting foreclosure proceedings, provided the Leasehold Mortgagee acts with reasonable and continuous diligence. The Leasehold Mortgagee shall have the absolute right to substitute itself for Sublessee and perform the duties of Sublessee hereunder for purposes of curing such defaults. Sublessor expressly consents to such substitution, agrees to accept such performance, and authorizes the Leasehold
Mortgagee (or its employees, agents, representatives or contractors) to enter upon the Premises and the Road to complete such performance with all the rights, privileges and obligations of the original Sublessee hereunder. Sublessor shall not terminate this Sublease prior to expiration of the cure periods available to a Leasehold Mortgagee as set forth above.

                  14.2.3 During any period of possession of the Premises by a
Leasehold Mortgagee (or a receiver requested by such Leasehold Mortgagee) and/or during the pendency of any foreclosure proceedings instituted by a Leasehold
Mortgagee, the Leasehold Mortgagee shall pay or cause to be paid the Rent and all other monetary charges payable by Sublessee hereunder which have accrued and are unpaid at the commencement of said period and those which accrue

                                       12

thereafter during said period. Following acquisition of this Sublease by the
Leasehold Mortgagee or its assignee or designee as a result of either foreclosure or acceptance of an assignment in lieu of foreclosure, or by a purchaser at a foreclosure sale, this Sublease shall continue in full force and effect and the Leasehold Mortgagee or party acquiring title to this Sublease shall, as promptly as reasonably possible, commence the cure of all defaults hereunder and thereafter diligently process such cure to completion, whereupon
Sublessor's right to terminate this Sublease based upon such defaults shall be deemed waived; provided, however, that the Leasehold Mortgagee or party acquiring title to this Sublease shall not be required to cure those defaults which are not reasonably susceptible of being cured or performed by such party
("Non-curable Defaults"). Non-curable Defaults shall be deemed waived by
Sublessor upon completion of foreclosure proceedings or acquisition of
Sublessee's interest in this Sublease by such party.

                  14.2.4 Any Leasehold Mortgagee or other party who acquires this Sublease pursuant to foreclosure or assignment in lieu of foreclosure shall not be liable to perform the obligations imposed on Sublessee by this Sublease incurred or accruing after such party no longer has ownership of this Sublease or possession of the Premises.

                  14.2.5 Neither the bankruptcy nor the insolvency of Sublessee shall be grounds for terminating this Sublease as long as the Rent and all other monetary charges payable by Sublessee hereunder are paid by the Leasehold
Mortgagee in accordance with the terms of this Sublease.

                  14.2.6 Nothing herein shall be construed to extend this
Sublease beyond the Term or to require a Leasehold Mortgagee to continue foreclosure proceedings after the default has been cured. If the default is cured and the Leasehold Mortgagee discontinues foreclosure proceedings, this
Sublease shall continue in full force and effect.

            14.3 NEW LEASE TO MORTGAGEE. If this Sublease is rejected pursuant to bankruptcy law or other law affecting creditors' rights, the Sublessor shall, upon written request from Leasehold Mortgagee within ninety (90) days after any such event, create a new sublease in favor of the Leasehold Mortgagee, on the following terms and conditions:

                  14.3.1 The term of the new sublease shall commence on the date of rejection and shall continue for the remainder of the Term of this Sublease, at the same rent and subject to the same terms and conditions as set forth in this Sublease.

                  14.3.2 The new sublease shall be created within thirty (30)
days after receipt by Sublessor of written notice of the Leasehold Mortgagee's election to enter the new sublease, provided said Leasehold Mortgagee: (i) pays to Sublessor all Rent and other monetary charges payable by Sublessee under the terms of this Sublease up to the date of creation of the new sublease, as if this Sublease had not been rejected, less the Rent actually collected by
Sublessor from Sublessee; (ii) performs all other obligations of Sublessee under the terms of this Sublease, to the extent performance is then due and susceptible of being cured and performed by the Leasehold Mortgagee; and (iii)
agrees in writing to perform, or cause to be performed, all

                                       13

non-monetary obligations which have not been performed by Sublessee and would have accrued under this Sublease up to the date of commencement of the new sublease, except those obligations which constitute Non-curable Defaults as defined above. To the extent permitted by applicable law, any new sublease granted to the Leasehold Mortgagee shall enjoy the same priority as this
Sublease over any lien, encumbrance or other interest created by Sublessor.

                  14.3.3 At the option of the Leasehold Mortgagee, the new
sublease may be executed by a designee of such Leasehold Mortgagee without the
Leasehold Mortgagee assuming the burdens and obligations of the Sublessee thereunder.

                  14.3.4 If more than one Leasehold Mortgagee makes a written request for a new sublease pursuant hereto, the new sublease shall be delivered to the Leasehold Mortgagee requesting the same whose Leasehold Mortgage is prior in lien, and the written request of any other Leasehold Mortgagee whose lien is subordinate shall be void and of no further force or effect.

                  14.3.5 The provisions of this Section 14.3 shall survive the termination, rejection or disaffirmance of this Sublease and shall continue in full force and effect thereafter to the same extent as if this Section were a separate and independent contract made by Sublessor, Sublessee and such
Leasehold Mortgagee, and, from the effective date of such termination, rejection or disaffirmation of this Sublease to the date of execution and delivery of such new sublease, such Leasehold Mortgagee may use and enjoy the Premises and the
Road without hindrance by Sublessor or any Person claiming by, through or under
Sublessor; provided that all of the conditions for the new sublease as set forth herein have been complied with.

            14.4 LEASEHOLD MORTGAGEE'S CONSENT TO AMENDMENT, TERMINATION OR
SURRENDER. Notwithstanding any provision of the Agreement to the contrary, the
Parties agree that so long as there exists an unpaid Leasehold Mortgage, this
Sublease shall not be modified or amended in any respect that is material and adverse to Sublessee, and Sublessor shall not accept a surrender of the Premises or any part thereof or a cancellation or release of this Sublease from Sublessee prior to expiration of the Term, in each case without the prior written consent of the Leasehold Mortgagee. This provision and the other provisions of this
Section 14 are for the express benefit of and shall be enforceable by such
Leasehold Mortgagee.

            14.5 NO MERGER. There shall be no merger of this Sublease with the master leasehold estate or the fee estate by reason of the fact that this
Sublease or any interest therein may be held, directly or indirectly, by or for the account of any Person or Persons who shall own the master leasehold estate or the fee estate or any interest therein, and no such merger shall occur unless and until all Persons at the time having an interest in the fee estate, all
Persons having an interest in the master leasehold estate and all Persons
(including Leasehold Mortgagee) having an interest in this Sublease shall join in a written instrument effecting such merger and shall duly record the same.

         15. NOTICES. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Sublease to be given to Sublessee

                                       14

or to Sublessor shall be in writing and shall be effective upon receipt when sent by facsimile machine during normal office hours, or when personally delivered, or upon receipt when mailed in the United States mail, first class, postage prepaid, addressed as follows:

If to Sublessor:              Western States Geothermal Company
                              980 Greg Street
                              Sparks, Nevada 89431
                              Fax: (775) 356-9039

If to Sublessee:              Brady Power Partners
                              980 Greg Street
                              Sparks, Nevada 89431
                              Fax: (775) 356-9039

Each Party hereto may change its address for the purpose of this Section 15 by giving written notice of such change to the other Party in the manner provided in this Section.

         16. ESTOPPEL CERTIFICATES. Each Party shall, promptly following written request therefor, execute estoppel certificates in favor of the other Party,
Sublessor, the Leasehold Mortgagee or any Person designated by any thereof
(each, a "Requesting Party"), certifying as to such matters as the Requesting
Party may reasonably request, including, without limitation, that no default then exists under this Sublease (or, if a default does then exist, specifying the nature of such default).

         17. APPLICABLE LAW. The laws of the State of Nevada, without reference to the principles regarding conflict of laws, are applicable to and controlling of all questions, matters or issues arising from, based upon or related to this
Sublease, including, but not restricted to, the construction and interpretation hereof and the performance hereunder.

         18. ATTORNEYS' FEES. Should suit be commenced between the Parties concerning this Sublease, including the rights and duties of either Party in relation hereto or under the Master Lease, the Party prevailing in such suit shall be entitled, in addition to such other relief as may be granted by the court, to its reasonable attorneys' fees and costs.

         19. PARTIAL INVALIDITY. Should any provision of this Sublease be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Sublease shall remain in full force and effect, and the Parties shall negotiate in good faith to replace such invalid, void or unenforceable provision.

         20. AMENDMENT. Subject to Section 14.4 hereof, this Sublease may be amended only by a writing executed by both of the Parties.

         21. NO THIRD PARTY BENEFICIARIES. Except as expressly provided herein, the Parties intend that there be no third party beneficiaries of this Sublease.

                                       15

         22. MEMORANDUM OF SUBLEASE. The Parties consent to the recordation of a memorandum of this Sublease in Churchill County, Nevada.

         23. NON-MERGER. This Sublease shall not be deemed to relieve or release either of the Parties from any of their respective representations, warranties or obligations under other written agreements relating to the subject matter hereof. This Sublease incorporates all oral agreements of the Parties with respect to the subject matter hereof; however, all written agreements of the
Parties are expressly excluded, shall continue in full force and effect according to their respective terms and are not deemed merged herein.

         24. RELATIONSHIP OF PARTIES; OBLIGATIONS SEVERAL. Nothing contained in this Sublease shall be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to any Party or the Parties. Each Party shall be individually responsible for its own covenants, obligations and liabilities under this Sublease. The rights, duties, obligations and liabilities under this
Sublease of each of the Parties are intended to be several, not joint or collective, and neither Party shall be jointly or severally liable under this
Sublease for the acts, omissions or obligations under this Sublease of the other
Party.

         25. COOPERATION; FURTHER ASSURANCES. Each Party shall promptly cooperate with the other Party in good faith and shall perform such further acts as may be necessary or appropriate to carry out and accomplish the intent of this Sublease, and each Party shall promptly execute and deliver and, if appropriate, acknowledge and cause to be recorded, any such additional documents, instruments and certificates as the other Party may reasonably request to carry out and fulfill the transactions, and permit the exercise of such rights and obligations, as are contemplated hereunder, or to otherwise effectuate the purpose and intent of this Sublease; provided, however, that all costs associated with such cooperation, performance and execution shall be borne by the Party requesting the same.

         26. LIMITATION OF LIABILITY. No claim shall be made by a Party against the other Party or against any of such other Party's employees, agents, representatives, independent contractors, successors or assigns for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Sublease, or any act, omission or event occurring in connection therewith; and each Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. In addition,
Sublessee specifically agrees to look solely to Sublessor's interest in the
Premises for any judgment from Sublessor; it being specifically agreed that neither Sublessor nor anyone claiming under Sublessor shall ever be personally liable for any such judgment.

         27. SECURITY MEASURES. Sublessor shall have no duty, express or implied, to provide or obtain guard services or other security measures to or for the Facility, the Premises, the Road, or any portion thereof. Sublessee assumes all responsibility for obtaining guard

                                       16

services or other security measures for the protection of the Facility, the
Premises and the Road from the acts of third Persons.

         28. MISCELLANEOUS. The use herein of (a) the neuter gender includes the masculine and the feminine and (b) the singular number includes the plural, whenever the context so requires. Captions in this Sublease are inserted for convenience of reference only and do not define, describe or limit the scope or intent of this Sublease or any of the terms hereof. All Exhibits referred to herein are incorporated herein by reference. Time is of the essence of this
Sublease, and of each and every covenant, term, condition and provision hereof.
All rights to indemnification contained in this Sublease, and all of the covenants and agreements of the Parties contained herein that are to be performed on or after the expiration or earlier termination hereof, shall survive such expiration or earlier termination without limitation as to time.
All provisions of this Sublease to be observed or performed by Sublessee are both covenants and conditions. This Sublease shall be construed equally as between the Parties, and shall not be construed against the Party responsible for its drafting. A Party's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of such Party's consent to, or approval of, any subsequent or similar act, or be construed as the basis of an estoppel to enforce any provision of this Sublease requiring such consent. This
Sublease may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.

         29. SUCCESSORS AND ASSIGNS. Until such time as this Sublease terminates as provided herein, the Premises and Right of Access shall be held, conveyed, assigned, hypothecated, encumbered, leased, used and occupied subject to the covenants, terms and provisions set forth in this Sublease, which covenants, terms and provisions shall run with the Premises and each portion thereof and interest therein, and shall be binding upon and inure to the benefit of the
Parties and each other Person having any interest therein during their ownership thereof, and their respective permitted grantees, heirs, executors, administrators, successors and assigns.

                         SIGNATURES FOLLOW ON NEXT PAGE

                                       17

         IN WITNESS WHEREOF, the Parties have executed and delivered this
Sublease as of the Effective Date.

WESTERN STATES GEOTHERMAL COMPANY,                            BRADY POWER PARTNERS,
a Delaware corporation                                        a Nevada general partnership

By: /s/ Connie Stechman
   ---------------------------------------------------
                                                              By: ORNI 1 LLC,
Name: Connie Stechman                                             a general partner
   ---------------------------------------------------
                                                                  By: /s/ Connie Stechman
Its: Assistant Secretary                                             -----------------------------------------------
   ---------------------------------------------------
                                                                  Name: Connie Stechman
                                                                       ---------------------------------------------

                                                                  Its: Assistant Secretary
                                                                      ----------------------------------------------
                                                                      Ormat Funding Corp., Manager
                                                                      ----------------------------------------------

                                                              By:  ORNI 2 LLC,
                                                                   a general partner

                                                                  By: /s/ Connie Stechman
                                                                     -----------------------------------------------

                                                                  Name: Connie Stechman
                                                                      ----------------------------------------------

                                                                  Its: Assistant Secretary
                                                                      ----------------------------------------------
                                                                      Ormat Funding Corp., Manager
                                                                      ----------------------------------------------

                                       1

                                    EXHIBIT A

                                PROPERTY LOCATION
                                -----------------

                                    EXHIBIT A

Commencing at the Northeast corner of Section 21, Township 22 North, Range 27
East, M.D.B. & M.; thence S 00(degree) 14'54" W a distance of 2641.77 feet, to the east 1/4 corner of said Section 21; thence S 45(degree) 04'09" W a distance of 2845.29 feet, to a point on an existing fence, also the point of beginning;
thence N 00(degree) 44'52" W a distance of 260.0 feet; thence S 89(degree)
15'08" W a distance of 230.0 feet; thence S 00(degree) 44'52" E a distance of
277.07 feet; thence 89 39'56" E a distance of 179.86 feet; thence N 00(degree)
17'48" W a distance of 20.47 feet thence N 89(degree) 15'09" E a distance of
50.0 feet, to the point of beginning.

Prepared by:
Steven E. Hampton P.L.S
Lumos & Associates Inc.             [STAMP]
178 South Maine Street
Fallon, Nevada 89406

                                    EXHIBIT B

                                  MASTER LEASE

     THIS LEASE, made in duplicate this 1st day of August, 1976, by and between
SOUTHERN PACIFIC LAND COMPANY, a California corporation, ________ hereinafter called "Lessor" and PHILLIPS PETROLEUM COMPANY, a Delaware corporation, ______
hereinafter called "Lessee".

     WITNESSETH:

     1. Lessor hereby grants, leases and lets, subject to the provisions hereof, the exclusive right to explore, prospect, drill for, produce, treat, extract, take, process, remove and utilize all products of geothermal processes, including, but not limited to, hot brine, hot water, hot rock, and indigenous steam; steam and other gases; hot water and hot brines resulting from water, gas or other fluids (whether liquid or gaseous) artificially introduced into geothermal formations hereinafter referred to as "geothermal energy"; and any mineral or minerals (exclusive of oil, petroleum and hydrocarbon gas) which are found in solution or in association with or entrained in such steam, hot water or hot brines, hereinafter referred to as "substances", and storing, taking, removing, transporting, and disposing of same, an undivided 50 percent interest in that certain land situated, lying and being in the County of Churchill, State of Nevada, _________ hereinafter referred to as "Leased Premises", more particularly described on Exhibit "A" attached hereto and made a part hereof.

     TOGETHER with the right to inject and reinject geothermal effluents from operations hereunder in the leased premises and use so much of the leased premises as may be required by Lessee for the drilling and operation of wells thereon for the purposes hereof, and to construct and maintain thereon buildings, structures and equipment, including, but not limited to generation and transmission of electric power, mineral processing, waste water disposal, pipe lines, transmission lines, power lines, ponds and roads, in connection with operations hereunder; provided however, that Lessee agrees to use for such purpose only so much of the leased premises as shall be reasonably necessary for
Lessee's operations thereon.

     Subject to easements, leases, licenses and restrictions affecting the leased premises.

     Reserving unto Lessor, its successors and assigns, the following:

     (a) The right to construct, maintain and use tracks, roads, trails, ditches, pipe lines, communication devices, and facilities relating thereto in, upon, over and across the leased premises, and

     (b) The right to use the leased premises for all other purposes not inconsistent with or which shall not interfere with the right of the Lessee hereunder to use the leased premises.

     (c) The exclusive right to all minerals other than those leased hereunder, including, but not limited to, oil, petroleum, natural hydrocarbon gas, and other hydrocarbons.

                                       -2-

     2. This lease shall be for a primary term of ten years from and after the date first herein written and for so long thereafter, as there:

     (a) shall be commercial production of said geothermal energy and substances from the leased premises and/or

     (b) drilling, re-drilling, deepening or remedial operations are being prosecuted on a continuous basis on the leased premises.

     3. Lessee agrees to pay to Lessor in advance as of the date of this lease the sum of $1.00 __ per acre of the leased premises as rental for the first year of this lease and to pay to Lessor in advance for the second year of the lease on or before the 1st day of August __ 1977, and annually thereafter during the remaining period this lease is in effect, on or before the same day and month of each succeeding year, an annual advance minimum royalty at the rate of $1.00 per acre for each acre then covered by this lease.

     In the event Lessee uses the surface of a portion or portions of the leased premises for the construction and operation of facilities for mineral processing, electric or power generation or waste water disposal, ponds or plants, exclusive of the portions of the leased premises used for the drilling and operation of wells and construction and maintenance of pipe lines, transmission lines, roads and ditches, Lessee agrees to pay to Lessor, in addition to the above minimum royalty, an annual advance surface rental during the period of such use equivalent to 9 1/2% of the

                                       -3-

current value used in the assessment by the country in which lands are located as to the portions of the leased premises so used, which is in effect for each year the use is made.

     4. Lessee shall commence drilling a well for said geothermal energy and substances on the leased premises within the primary term, and shall continue the work of drilling said well with due diligence until completion, and thereafter shall commence and drill such other wells as may be required to assure Lessee of a supply of said geothermal energy and substances or any of them in such amounts as its requirements from the leased premises may demand, provided that the spacing of wells drilled upon the leased premises shall not be less than the spacing of wells drilled upon adjoining land, and provided further that this lease shall terminate at the end of the tenth year from the date hereof as to the acreage hereunder then in excess of the result of multiplying the number of wells then capable of producing said geothermal energy and substances in paying quantities times six hundred and forty acres, and that the locations of the portions of the leased premises which shall remain subject to this lease shall be selected by Lessee

     Lessee shall keep each well drilled on the leased premises producing at the rate deemed by Lessee to be most conducive to efficient operation of the well and to maximum production of said geothermal energy and substances covered hereby; provided, however, that if Lessee's well or wells on land adjoining the leased premises are not produced to capacity, then Lessee may produce from

                                       -4-

the wells on the leased premises at the same ratio that the actual production bears to potential production of Lessee's well or wells being produced on adjoining land.

     In the event Lessee fails to commence drilling a well within the primary term of this lease or the leased premises or land pooled therewith as provided herein, this lease shall terminate except as otherwise provided.

     5. A well shall be deemed completed:

     (a) When formations or mechanical difficulties are encountered which, in
Lessee's judgment, render further drilling of such well unprofitable or unsuccessful and because of such fact further drilling operations thereon are discontinued;

     (b) When a well has been drilled to a depth of _________ thousand feet and the drilling operation is discount _______

     (c) Lessee has ceased drilling a well and it __________ ____ capable of producing said geothermal energy _____________ __ any of them in quantities deemed by Lessee sufficient to warrant __ continuance of its operation.

     6. Lessee agrees to pay to Lessor as royalty:

     (a) one-tenth of the gross proceeds received by Lessee from the sale of geothermal energy at the point of sale.

     (b) on all other leased substances produced therefrom, three percent of the gross proceeds during the first ten years of the commercial production of said substance and five percent of the gross proceeds thereafter received by Lessee.
Gross proceeds,

                                       -5-

for the purpose of this lease, shall be the sales price received by Lessee at the point of sale, less transportation costs from Lessee's plant to sales point.

     Lessor shall have the right to receive its royalty in kind.

     7. Lessor does hereby lease to Lessee the exclusive right to use said leased premises for the slant drilling of wells having their surface locations upon either the leased premises or adjoining land and having their well bores passing through the subsurface of the leased premises, for the production of said geothermal energy and substances, and having their production intervals beneath land other than the leased premises or land included in any unit created under provisions of section 11 hereof, such wells being hereinafter referred to as "slant wells", together with the exclusive right to drill core holes through the subsurface of the leased premises to other land to obtain geological information.

     Unless sooner terminated, either in whole or in part as hereinafter provided, the primary term of this lease of rights for slant wells shall be contemporaneous with the primary term of this lease, and for as long thereafter as said geothermal energy and substances are produced in paying quantities from land other than the leased premises by slant wells, or Lessee in good faith conducts slant drilling operations in the leased premises.

     As payment for the slant well rights, hereby leased, Lessee agrees to pay to Lessor, at the times and in the manner hereinafter

                                      -6-

provided, an overriding royalty to the production from each slant well drilled by Lessee as follows:

     (a) two percent of the gross proceeds received by ________ from the sale of geothermal energy, at the point of sa___________

     (b) one percent of the gross proceeds received by ____________ on all other leased substances produced therefrom. ______________ for the purpose of this lease, shall be the sales price received by Lessee at the point of sale, less transportation costs from Lessee's plant to sales point.

     The advance minimum royalty paid by Lessee to Lessor, under the provisions of Section 3 hereof, shall not be credited against any overriding royalties from production from slant wells drilled under the provisions hereof.

     Lessor agrees to pay a pro rata share, which shall be in the proportion that its overriding royalty bears to the total production from slant wells drilled under this section, of the amount of any license, severance, or production tax levied by any governmental agency on, or measured by, the substances produced. Lessor agrees to pay the same pro rata share of the mineral rights taxes upon the land beneath which slant wells have their producing intervals. Lessee agrees to pay, or cause to be paid, the remainder of any and all such taxes.

     The obligation of Lessee hereunder with respect to the drilling and operating of all slant wells, and its right to suspend or delay operations therein, shall be those provided in

                                      -7-

such leases in which Lessee has or may acquire an interest embracing the land beneath which slant wells drilled hereunder have their producing intervals.

     Lessee shall keep true and correct records of its operations conducted in, and of the production from, slant wells. Lessee shall, when requested to do so by Lessor, furnish to Lessor a copy of the drilling log and electric log, and of the directional survey of the bore of, each slant well drilled by Lessee hereunder. Lessee shall furnish Lessor, with each overriding royalty payment, a statement of the production from each slant well showing in detail the computation of Lessor's overriding royalty. Lessee's records shall be open for inspection by Lessor at all reasonable times.

     9. Lessee shall have the right to commingle, for the purpose of utilizing, selling or processing minerals, geothermal energy and substances produced from the leased land, with geothermal energy and substances produced from other land and to meter or gauge the production of said geothermal energy and substances from the leased premises, and to compute and pay royalty to Lessor on the basis of such production as so determined. Lessee agrees to pay to Lessor on or before the last day of each and every month the royalties accrued and payable hereunder for the preceding calendar month, and in making such royalty payments Lessee shall deliver to Lessor statements setting forth the basis.

                                       -8-

for determination of such royalty. In the event that the production of said geothermal energy and substances from the leased premises or from land in the general area of the leased premises should at any time exceed the demand therefor or the facilities for use thereof, and Lessee elects to reduce the total volume of said geothermal energy and substances produced or consumed, then in that event, wells participating on a commingling basis shall be reduced in a percentage amount equal to the proportion of the whole in light of good engineering practices.

     In the event all or any part of the leased premises is pooled (as provided for in Section 11), with other land, then Lessor shall receive as royalty on production from the pooled acreage only such portion of the royalty as the amount of Lessor's acreage placed in the unit, bears to the total acreage 50 pooled in the unit involved.

     Lessee shall not be required to account to Lessor for, or to pay royalty on said geothermal energy and substances produced by Lessee on the leased premises which are not utilized, saved or sold, or on power generated by Lessee and used by Lessee in Lessee's operations on or with respect to the leased premises for or in connection with the development, processing and production of said geothermal energy and substances.

     The annual advance minimum royalty provided in Section 3 payable by Lessee to Lessor shall be credited against the obligation

                                       -9-

of Lessee to pay the royalties which accrue only during the annual period for which paid, but the annual surface rental provided for in Section 3 shall not be so credited. The surface rental and royalties hereinabove provided for shall be a lien upon any and all of said geothermal energy and substances removed from or stored upon the leased premises and upon any improvements or personal property of Lessee upon the leased premises.

     9. In the event Lessor at the time of making this lease owns a less interest in the leased premises than one hundred per cent of the rights herein leased to Lessee, then the rentals and royalties accruing hereunder shall be paid to Lessor only in the same proportions which Lessor's interest bears to a one hundred per cent interest in the leased premises. Notwithstanding the foregoing, should Lessor hereafter acquire any additional right, title or interest in or to the leased premises, it shall be subject to the provisions hereof to the same extent as if owned by Lessor at the date hereof, and any increase in payments of money hereunder necessitated thereby shall commence with the payment next following receipt by Lessee of satisfactory evidence of
Lessor's acquisition of such additional interest.

     10. In the event Lessee shall, except by Lessor, be lawfully deprived of possessing, or rights hereunder to, the leased premises, or any portion or portions thereof. Lessee shall notify Lessor as to the circumstances thereto;
whereupon Lessor may, at Lessor's option, either reinstall Lessee in possession as to said rights

                                      -10-

or terminate this lease as to the leased premises, or the portion or portions thereof, as to which Lessee is so deprived, by notice to Lessee to that effect and the tender of the sum of One Hundred Dollars, plus the total amount of any sums other than taxes, theretofore paid by the Lessee hereunder, for said rights; whereupon no claims for damages whatsoever kind or character incurred by
Lessee by reason of such de-possession shall be chargeable against Lessor.

     11. Lessee is hereby given the right to combine or pool all or part of said leased premises with land either adjoining the leased premises or in the immediate vicinity thereof, so as to create by such combining or pooling one or more operating units of contiguous acreage for the production of said substances; provided, however, that no such unit shall substantially exceed
2,560 acres, or the land embraced in four sections of land according to United
States survey and that the designation of such unit shall be made of the land to be pooled not later than thirty days after the first well drilled on the unit is placed upon production, and shall define the area which shall constitute the pool. In the event production of said geothermal energy and substances is obtained from any land included within any such unit, whether or not from land covered by this lease, there shall be allocated to the leased premises included in such unit, for the purpose of royalty determination, only that proportion of the entire production from such unit that the acres of the leased premises in such unit bears to the total acres in such unit, and royalty payable under this lease

                                      -11-

with respect to leased premises included in such unit shall be computed only on that portion of such production so allocated to the leased premises. In the event of the failure of Lessor's or any other owner's title as to any portion of the land included in such pooled unit, such portion of such land shall be excluded in allocating production from such pooled unit; provided however,
Lessee shall not be held to account for any production allocated to any land excluded from any such pooled unit unless and until Lessee has actual knowledge of the circumstances requiring such exclusion. For the purpose of determining drilling obligations in such unit, the entire acreage so pooled shall be treated as if it were covered by one lease and the drilling of a well in any part of such unit, whether or not on land covered by this lease, shall fulfill Lessee's drilling obligations under this lease to the same extent as if it were drilled on the leased premises and no offset obligations shall accrue as between the several tracts of land included within any pooled unit. As to such unit (unless a producing well is located on such pooled unit at the time the unit is created), Lessee agrees to commence drilling operations within one year after it is so created, but in any event within the primary term of this lease, and shall be obligated to drill at least one well for each six hundred and forty acres in the unit.

     12. Lessee shall have the right to use such water in, on, from or appurtenant to the leased premises as Lessee may reasonably require in connection with Lessee's operations hereunder on the

                                      -12-

leased premises, without payment therefor to Lessor other than such cost as
Lessor may have incurred therefor; provided that such use by Lessee shall not interfere with Lessor's requirements with respect to the use thereof on the land subject to this lease or Lessor's contractual commitments for the use thereof on land other than the leased premises, and that Lessee shall obtain any necessary governmental permission therefor and shall comply with applicable statutes, ordinances and governmental orders and regulations with respect thereto.
Applications to governmental agencies for permission to appropriate water and geothermal energy within and underlying the leased premises shall be made on behalf of Lessor and shall be made for beneficial use appurtenant to Lessor's land described in Section 1 hereof. The permission so granted shall be subject to the leasehold interest of Lessee and all the terms, covenants and conditions under this lease.

     13. If at any time during the term of this lease, a well is drilled for said geothermal energy and substances upon land not in the ownership of Lessor, which is adjacent to the leased premises and within 1,320 feet of the boundary lines of a unit into which the leased premises or portions thereof may be pooled, and said well is placed in commercial production for a period of six months, Lessee shall commence drilling within six months thereafter on the leased premises and within 1,320 feet from the common boundary line, an offset well within approximately the same distance from the common boundary line as said well on adjoining land is located, but in any event either on the leased premises or on land

                                      -13-

with which the leased premises may be pooled, and to proceed diligently to drill to completion said offset well to the zone or horizon from which said well on the adjacent land is producing, provided, however, that Lessee shall not be required to commence drilling said offset well if there is already a well being drilled or there is a producing well on the leased premises or on land with which the leased premises is pooled within such offset distance of said well on adjoining land.

     14. Lessee may, at Lessee's option, at any time surrender and quitclaim
Lessee's rights under this lease in and to all or any portion of the leased premises and shall be released thereupon from all obligations thereafter with respect to the land surrendered and quitclaimed.

     15. Lessee's obligations hereunder, except for payment of taxes, advance annual minimum royalty and surface rentals under Section 3, and to drill wells under Section 13, shall be suspended and the primary term of this lease shall be extended, while Lessee is prevented from complying therewith by strikes, lockouts, riots, action of the elements, accidents, delays in transportation, inability to secure labor or materials in the open market, laws, rules or regulations by any governmental agency, authority or representative having jurisdiction, inability to secure or absence of a market for commercial sale of substances developed on or from the leased premises, or other matters or conditions beyond the reasonable control of Lessee, whether or not similar to the conditions or matters in this paragraph specifically enumerated.

                                      -14-

     16. If at the expiration of the primary term or at any time or times thereafter while this lease shall remain in force and effect, Lessee has discovered on the leased premises geothermal energy and substances in quantities which in Lessee's opinion, may be commercially produced, but said leased geothermal energy and substances are not being produced, processed or marketed because of technical or other problems or due to lack of market for such geothermal energy and substances which is acceptable to Lessee and Lessee is not than engaged in operations for the purpose of producing, processing or marketing leased geothermal energy and substances, Lessee may pay as a minimum royalty for the next ensuing twelve months on or before the expiration date of the primary term hereof or within ninety days from the suspension of all operations contemplated hereby, the sum of one dollar per acre for each acre then covered by this lease and if such payment is made or tendered, it will be considered that the geothermal energy and substances covered by this lease are being produced from said premises in paying quantities. In like manner and upon like payments annually this lease may be extended for additional twelve month periods, provided, however, that this lease cannot be extended beyond the primary term by reason of the royalty payments provided in this paragraph for a longer term than five consecutive years.

     17. Upon the violation by Lessee of any of the terms, covenants or conditions of this lease, and failure to take steps

                                      -15-

to remedy the default within sixty days after receipt of written notice from
Lessor to do so, then at the option of Lessor, this lease shall fortwith cease and terminate, and all rights of Lessee in and to said leased premises shall be at an end, except that Lessee shall have the right to retain and hold under this lease any forty acre subdivision in which a well is producing commercially or is being drilled, and with respect to which Lessee is not in default. The waiver by
Lessor of any breach of any covenant or condition hereof shall not be a waiver of any other or subsequent breach hereof, nor of any other covenant or condition hereof.

     18. Upon surrender by Lessee of Lessee's rights hereunder in while or in part, or upon termination of Lessee's rights hereunder, or any part hereof, in any manner herein provided, Lessee shall peaceably surrender possession thereof to Lessor and Lessee shall quitclaim to Lessor all right, title and interest of
Lessee in the leased premises in the condition received.

     19. Derricks, buildings, structures, improvements, equipment, machinery, appliances and personal property placed by Lessee upon the leased premises shall be and remain the property of Lessee, and Lessee shall have the obligation, at the option of the Lessor at any time prior to the expiration of six months after the termination of this lease, to remove the same.

     20. Lessee agrees to keep full records of the operations on, and production and sales of said geothermal energy and substances from the leased premises independently of and separate from any

                                      -16-

other property operated by Lessee and to notify Lessor promptly of discovery of any of said geothermal energy and substances on the leased premises, and to furnish to Lessor on or before the last day of each month a true statement of all production and sales of said geothermal energy and substances during the preceding month in a form satisfactory to Lessor. All records of such production and sales shall, at all reasonable times, be open to the inspection of Lessor's agents and representatives.

     21. Lessee will keep an accurate log and casing record showing the progress of drilling, character of formations encountered or drilled through, and casing in each well in which drilling shall have been done on the leased premises, and furnish Lessor a copy thereof upon the completion of or the abandonment of each well, and a true copy of all surface and subsurface surveys made of each well drilled under this lease. Lessor's duly appointed agents and representatives shall have access at all reasonable times to all of the wells and to Lessee's property in and upon said leased premises. Lessor shall make such observations and measurements at its sole risk and expense and agrees to indemnify and hold
Lessee harmless against all claims and demands of such agents and representatives arising as a result of such observations and measurements.

     Lessee shall carry on Lessee's operations hereunder in a careful and workmanlike manner, and in accordance with all laws, ordinances and governmental orders and regulations governing the

                                      -17-

same.

     22. Lessee agrees to pay before delinquency all taxes and assessments which have been or shall be lawfully levied and assessed on the mineral rights covered hereunder in the leased premises, and on the buildings, structures, equipment and other personal property or improvements placed, maintained or used by Lessee on the leased premises, and on the geothermal energy and substances stored thereon and not belonging to Lessor. Lessee may deduct the royalty proportion of the taxes and assessments on mineral rights covered hereunder in the leased premises in each fiscal year, paid by Lessee, from the royalties due and payable to Lessor for production during each successive twelve months' period subsequent to the day and month in such fiscal year on which the first installment of such taxes and assessments become delinquent. The above amount of the taxes and assessments for a particular fiscal year so paid shall be deductible only from the royalties due and payable during the twelve months' period which immediately succeeds the date of delinquency of the first installment in such fiscal year.
Lessee agrees to pay to Lessor annually, within fifteen days after demand, an amount equal to the working interest proportion of the real property taxes and assessments paid by Southern Pacific Land Company or Southern Pacific
Transportation Company on the land overlying or occupied by the leased premises
(except on buildings, structures and other improvements thereon not owned, maintained or used by Lessee) each fiscal year of the term of this lease, prorated from the date of this lease, for the first such year and for each fiscal year thereafter during the term of this lease.

                                      -18-

of the crop destroyed. Upon the written request of Lessor, Lessee agrees to lay below plow depth all pipe lines, except steam-gathering and transmission lines or other hot water lines, which Lessee constructs through cultivated fields, and to fence all sump holes or other excavations to safeguard livestock on the land subject to this lease. Upon completion or abandonment of any well drilled on the leased premises, or upon the termination of this lease, Lessee shall abandon all wells in accord with applicable regulations level and fill all sump holes and excavations and shall remove all debris and shall leave the premises in a clean and sanitary condition. Lessee, in Lessee's operations, on the leased premises shall at all times have due and proper regard for the health, welfare and safety of Lessor and of Lessor's tenants occupying the land subject to this lease. Any wells drilled by Lessee hereunder shall be drilled in such manner so as not to affect any existing potable water well or water wells of Lessor on the leased premises. Sufficient casing shall be set and cemented in such wells drilled by
Lessee so as to seal off and protect known potable waters developed in any such water well or water wells.

     25. In the event Lessor deems it necessary to file an action to enforce
Lessor's rights hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs for the prosecution or defense of the litigation.

     26. Any notice or statement herein requested or required to be given by one party to the other shall be in writing. Delivery

                                      -19-

of such written notice or statement to Lessor shall be conclusively taken as sufficient if and when deposited in the United States mail, with the postage thereon fully prepaid, certified, addressed to Lessor at:

          Southern Pacific Land Company
          Southern Pacific Building
          One Market Plaza - Room 200
          San Francisco, California 94105

     Payments to Lessor shall be made at the above address. Delivery of such notice or statement to Lessee shall be conclusively taken as sufficient if and when deposited in the United States mail, with postage thereon fully prepaid, certified, addressed to Lessee at:

          Phillips Petroleum Company
          Attn: Manager, Geothermal Operations
          P.O. Box 752
          Del Mar, California 92014

     Any party hereto may, by written notice, change their address to any other location for the above purposes.

     27. If Lessee is adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or file a voluntary petition under any law having for its purpose the adjudication of Lessee a bankrupt, or the extension of time of payment, composition, adjustment, modification, settlement or satisfaction of the liabilities of Lessee, or a receiver be appointed for the property of

                                      -20-

Lessee by reason of the insolvency of Lessee, notwithstanding anything to the contrary elsewhere in this lease, Lessor shall have the right to terminate this lease and to take exclusive possession of the leased premises. The acceptance of rent or other payments for the use of the leased premises shall not constitute a waiver of Lessor's right to terminate this lease as above set forth.

     28. This instrument is a lease and is not and shall not ever be held or interpreted to be a mining partnership or partnership of any kind, or in any sense whatsoever, the intention of the parties hereto being to establish and create between themselves only the relationship of Lessor and Lessee in accordance with the provisions hereof.

     29. The rate of $1.00 per acre in Sections 3 and 16 hereof and the obligation of Lessee to reimburse Lessor for real property taxes and assessments equal to Lessee's working interest proportion in Section 22 hereof shall be subject to pro-ration in the same percentage as the undivided interest of Lessee specified in Section 1 hereof.

     30. This lease shall not be assigned nor sublet, in whole or in part without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Subject to the above, the provisions hereof shall inure to the benefit of, and be binding upon the successors and assigns of the parties hereto.

                                      -21-

     31. The parties hereto agree to enter into a memorandum form of this lease for recording purposes which shall incorporate by reference the provisions hereof.

     32. Time and specific performance are the essence of this lease.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first hereinabove written.

                                           PHILLIPS PETROLEUM COMPANY, Lessee

                                           By /s/ Illegible
                                              ----------------------------------
                                                       Attorney-in-Fact

                                           SOUTHERN PACIFIC LAND COMPANY, Lessor

                                           By /s/ Illegible
                                              ----------------------------------
                                           Assistant General Manager, Natural
                                           Resources

                                           Attest /s/ Illegible
                                                  ------------------------------
                                                       Assistant Secretary

                                      -22-

STATE OF CALIFORNIA                )
                                   ) ss.
City and County of San Francisco   )

     On this 9th day of September in the year One Thousand Nine Hundred and
Seventy Six before Mme., BARBARA E. BURROWES, a Notary Public in and for the
City and County of San Francisco, State of California, personally appeared

                                (One Market St.)

L. A. Costick
T. F. O'Donnell

known to me to be the Asst. Gen. Mgr., Natural Resources
Assistant Secretary

of the corporation _____ described in and that executed the within instrument, and also known to me to be the person _____ who executed it on behalf of the corporation ______ the ___ named and _______________ acknowledged to me that such corporation _______ executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the City and County of San Francisco, the day and year in this certificate first above written.

Corporation                             /s/ Barbara E. Burrowes
                                        ----------------------------------------
                                        Notary Public in and for the City and
                                        County of San Francisco, State of
                                        California.

My Commission Expires October 29, 1978

                         ------------------------------
                                     [SEAL]
                               BARBARA E. BURROWES
                            NOTARY PUBLIC CALIFORNIA
                         PRINCIPAL PLACE OF BUSINESS IN
                               CITY AND COUNTY OF
                                  SAN FRANCISCO
                         ______________________________
                         ------------------------------

                                   EXHIBIT A

Attached to and made a part of Lease No. SPL-655 dated August 1, 1976, between
Southern Pacific Land Company, "Lessor" and Phillips Petroleum Company "Lessee".

Churchill County, Nevada
Township 23 North, Range 27 East, M.D.M.

Section 1:    All - 640.96 acres
Section 3:    All - 644.73
Section 5:    All - 639.76
Section 7:    All - 640.00
Section 9:    All - 640.00
Section 11:   All - 640.00
Section __:   All - 640.00
Section 15:   All - 640.00
Section 17:   All - 640.00
Section 19:   All - 640.40
Section 21:   All - 640.00
Section 23:   All - 640.00
Section 25:   All - 640.00
Section 27:   All - 640.00
Section 29:   All - 640.00
Section 31:   All - 640.32
Section 33:   All - 640.00
Section 35:   All - except 6.80 acres in Southern Pacific
                    Transportation Company right-of-way,
                    633.20 acres

Township 21 North, Range 28 East, M.D.M.

Section 1:    All - except 55.63 acres in Southern Pacific
                    Transportation Company right-of-way,
                    501.89 acres
Section 3:    All - 633.28
Section 5:    All - 634.00
Section 7:    All - 654.56
Section 9:    All - 640.00
Section 17:   All - 640.00

Township 22 North, Range 26 East, M.D.M.

Section 3:    All - 640.96 acres
Section 15:   All - 640.00
Section 23:   All - 640.00

Township 22 North, Range 27 East, M.D.M.

Section 1:    N/2, SW/4, W/2, SE/4
Section _:    All - ___.__ acres
Section 5:    All - 673.96
Section 7:    All - 606.64
Section 9:    All - 640.00
Section 11:   All - 640.00
Section 13:   All - 647.40
Section 15:   All - 640.00
Section 17:   All - 640.00
Section 19:   All - 608.44
Section 21:   All - 640.00
Section 23:   All - 640.00
Section 25:   All - 642.48
Section 27:   All - 640.00
Section 29:   All - 640.00
Section 31:   All - 605.78
Section 33:   All - 615.44
Section 35:   All - 597.12

Township 22 North, Range 28 East, M.D.M.

Section 3:    All - 639.40 acres
Section 5:    All - 635.96
Section 7:    E/2, E/2 W/2, W/2 SW/4, SW/4 NW/4
              605.08 acres
Section 9:    All - 640.00
Section 11:   All - 640.00
Section 13:   All - 640.00
Section 15:   All - 640.00
Section 17:   All - 640.00
Section 19:   All - 659.04
Section 21:   All - 637.93
Section 23:   All - 640.00
Section 25:   All - 640.00
Section 27:   All - 640.00
Section 29:   All - 640.00
Section 31:   All - 659.44
Section 33:   All - 640.00
Section 35:   All - 640.00

Township 23 North, Range 27 East, M.D.M.

Section 25:   All- 640.00 acres
Section 27:   All- 640.00
Section 29:   S/2, S/2 NE/4, SE/4 NW/4, NE/4 NE/4
                 480.00 acres
Section 33:   S/2, W/2 NW/4, E/2 NE/4, SW/4 NE/4, SE/4 NW/4
                 527.12 acres
Section 35:   All - 580.76
_____________________ acres

                                    EXHIBIT C

                              PROPERTY DESCRIPTION
                              --------------------

                                   EXHIBIT C

                          Inventory of Plant Equipment

Installed Equipment                                                     1/2/2003
--------------------------------------------------------------------------------
Number of
installed
units       Component       Description/detail
--------------------------------------------------------------------------------
    1       Steam Turbine   Manuf:  Transamerica Delaval
                            Model:  XJSF
                            Detail: 9 stage, dual pressure steam turbine

    1       Gear Reducer    Manuf:  Philadelphia Gear Corporation
                            Model:  17HSA
                            Detail: High speed gear reducer
                                    HP - 16,220
                                    Ratio - 2.023 to 1

    1       Generator       Manuf:  Electric Machinery Mfg.
                            Model:  84106-SE frame
                            Detail: Ser #:184346-11
                                    13,800 volts
                                    3 phase
                                    526 amps
                                    11,000 KW Ind. Generator
                            Spares: See attached Turbine Spares list

    1       Cooling Tower   Manuf:  Marley Cooling Tower Company
                            Model:  478-4, 5-02
                            Detail: 2 cell, Induced draft, class 400
                                    counterflow serial #:478-12-422-85

    2       Cooling tower   Manuf:  Marley
            geareducer      Model:  Series 32.2
                            Detail: Reduction ratio: 10.16/1
                            Spares: 1 complete unit

    2       Cooling Tower   Manuf:  Seimens Allis
            Fan Motors      Model:  Frame 144
                            Detail: 100 HP, 480 volt, 3 phase
                            Spares: 1 complete unit

    2       Cooling Tower   Manuf:  Worthington
            pumps           Model:  10LR-18A
                            Detail: 4350 GPM, 37 psi, 125 HP
                            Spares: bearings and seals

    2       Cooling tower   Manuf:  Seimens Allis
            pump motor      Model:  Frame 144
                            Detail: 125 HP, 480 volt, 3 phase, 1180
                            Spares: 1 complete unit

    2       Condensate      Manuf:  Byron Jackson
            pumps           Model:  VMT24RXM
                            Detail: Vertical can pump, 1 stage
                                    4430 GPM, 66 psi, 150 HP
                            Spares: 2 complete units
--------------------------------------------------------------------------------

                                    EXHIBIT C

                          Inventory of Plant Equipment

Installed Equipment
--------------------------------------------------------------------------------
Number of
installed
units       Component       Description/detail
--------------------------------------------------------------------------------
    2       Condensate      Manuf:  Seimens Allis
            pump motor      Model:  Frame 449
                            Detail: 150 HP, 480 volt, 3 phase, 1200 RPM
                            Spares: bearings

    2       Reinjection     Manuf:  Bingham - Willamette Co
            pumps           Model:  4X6X14B CAP (ser # 2H453/4)
                            Detail: 1200 GPM, 700 psi, 300 HP
                            Spares: 1 complete unit

    2       Reinjection     Manuf:  Seimens Allis
            pump motor      Model:  Frame 509US
                            Detail: 300 HP, 480 volt, 3 phase, 3560 RPM
                            Spares: bearings (on order)

    1       High Pressure   Manuf:  B & J Welding
            Seperator       Model:  serial # 1788
                            Detail: 61,000 gal Capacity pressure vessel
                                    120 psig rated at 650 F

    1       Low Pressure    Manuf:  Eaton Metal Products
            Seperator       Model:  AU 8678
                            Detail: 20,303 cal capacity pressure vessel
                                    120 psig rated at 650 F

    1       Condensor       Manuf:  Winston
                            Model:  serial # 4093
                            Detail: 1740 cal capacity pressure vessel
                                    120 psig rated at 650 F
--------------------------------------------------------------------------------